Exhibit 10.35

CONFIDENTIAL

AMENDMENT TO LICENSE AGREEMENT

DIALYSATE TRIFERIC®

This AMENDMENT TO LICENSE AGREEMENT (the “AMENDMENT”) is executed as of October 7, 2018 (“EFFECTIVE DATE”) by and between Charak, LLC, whose legal address is 2505 Seascape Drive, Las Vegas, Nevada 89128, Dr. Ajay Gupta, an individual, having a principle residence at 2505 Seascape Drive, Las Vegas, Nevada 89128 (hereafter “DR. GUPTA”) (DR. GUPTA and Charak, LLC are collectively herein “CHARAK”), and Rockwell Medical, Inc., having a principal place of business at 30142 Wixom Road, Wixom, Michigan 48393 (“RM” or “ROCKWELL”). CHARAK and ROCKWELL are each a “PARTY” and collectively the “PARTIES.”

BACKGROUND

WHEREAS, DR. GUPTA, Charak LLP and Rockwell Medical Technologies, Inc. (RMTI) are parties to a License Agrement executed January 9, 2002 (“the 2002 Agreement”, Exhibit A, hereto) relating to Triferic® soluble ferric pyrophosphate;

WHEREAS, ROCKWELL has assumed the rights and obligations of the 2002 Agreement from RMTI;

WHEREAS, through this AMENDMENT, the PARTIES desire to clarify and further establish their respective rights and obligations under the 2002 Agreement, as well as to license certain additional intellectual property rights to ROCKWELL; as follows:

AMENDMENT TO ADOPT NEW DEFINITIONS

The 2002 Agreement is hereby amended to adopt the following new definitions. To the extent any of the the following conflict with the terms of the 2002 Agreement, the following will control:

D.1      “NET SALES” means the gross invoice price charged, and the value of non-cash consideration owed, to ROCKWELL or a SUBLICENSEE for any SALES of  LICENSED PRODUCTS, less the sum, if not previously deducted and in accordance with United States generally accepted accounting principles (GAAP), of the following reasonable, actual and customary deductions where applicable:

(i)      cash, trade or quantity discounts;

(ii)    sales, use, customs, tariff, import/export duties, value-added taxes assessed, government charges or fees, or other excise taxes when included in gross sales but excluding all income taxes;

(iii)   packaging, shipping, freight, insurance, and transportation charges including distribution costs paid to distributors and third parties, including third-party logistics providers; and

Confidential
Amendment to 2002 Agreement

(iv)    allowances or credits to customers because of rejections, rebates, returns, chargebacks, recalls or corrective action.

When dealing with a SUBLICENSEE in any territory, ROCKWELL will endeavor to use this same definition of NET SALES so as to facilitate accounting allowances granted to CHARAK.

Notwithstanding the foregoing, NET SALES shall not include, and shall be deemed zero with respect to,

(i)      the free distribution of reasonable quantities of promotional samples of LICENSED PRODUCTS;

(ii)    LICENSED PRODUCTS reasonably provided for FDA-registered clinical trials or non-commercial charitable or compassionate use purposes; or

(iii)   shop rights to use the CHARAK TECHNOLOGY granted to Henry Ford Health Systems, Inc. (HFHS) within the HFHS System, but not for sale outside the HFHS System.

D.2      “SALE” means the act of selling, leasing or otherwise transferring, providing, or furnishing a product or service in the context of and pursuant to an arms-length negotiation for the same and where price so arrived is the sole consideration for such sale, lease or transfer, between ROCKWELL (or SUBLICENSEE as applicable) and a THIRD PARTY provided ROCKWELL (or SUBLICENSEE) does not have any other agreement or arrangement with, or any economic or other value rights in, such buyer, lessee or transferee or in relation to CHARAK TECHNOLOGY or otherwise, directly or indirectly. Correspondingly, “SELL” means to make or cause to be made a SALE, and “SOLD” means to have made or caused to be made a SALE.

In case a SALE to a THIRD PARTY is either on a basis/terms which is not arms-length, or arms-length price is not the sole consideration or ROCKWELL (or SUBLICENSEE as the case may be) has any other agreement or arrangement or economic or other valuable rights with or in the THIRD PARTY buyer, lessee or transferee, then such THIRD PARTY shall be deemed a SUBLICENSEE for the purposes of this AGREEMENT and ROCKWELL shall be liable to pay to CHARAK the SUBLICENSE FEES (not Royalty) as set forth in Paragraph 5.4.

D.3      “SUBLICENSEE” means (i) any THIRD PARTY to whom ROCKWELL directly or indirectly (including the grant through or by a SUBLICENSEE) has granted or grants any rights under, based upon or inclusive of CHARAK TECHNOLOGY or (ii) any THIRD PARTY with whom ROCKWELL directly or indirectly (including through or by a SUBLICENSEE), has secured or may secure, a contract for use of or in any manner connected to CHARAK TECHNOLOGY or (iii) any THIRD

PARTY to whom ROCKWELL SELLS LICENSED PRODUCTS on a basis that is not arms-length basis or (iv) any THIRD PARTY with whom ROCKWELL has an agreement or arrangement with, or economic or other valuable rights in, such THIRD PARTY or in relation to CHARAK TECHNOLOGY or otherwise, directly or indirectly.

However an entity or person to whom ROCKWELL or a SUBLICENSEE only SELLS LICENSED PRODUCTS entirely on an arms-length basis and price is the sole consideration therefor, for purposes of distribution of the LICENSED PRODUCTS in the normal course of business (DISTRIBUTORS), then such entity or person shall not be included in the definition of SUBLICENSEE and for such SALES to DISTRIBUTORS a Royalty (not SUBLICENSE FEES) shall be payable to CHARAK as per Paragraph 5.2.

D.4      “SUBLICENSE INCOME” shall mean any and all cash and non-cash consideration including but not limited to royalties, license (e.g., upfront or maintenance) fees, lumpsum payments (payable one time or in installments) milestones including developmental milestones, revenue milestones or any other milestone payments, and rebates, received during the Term by ROCKWELL from a SUBLICENESEE in consideration for any rights under or access to or contracts secured for use of or in any other manner connected to CHARAK TECHNOLOGY or SALES of LICENSED PRODUCTS. If ROCKWELL is entitled to receive any non-cash consideration, directly or indirectly, constituting SUBLICENSE INCOME, then ROCKWELL shall ensure the transfer of, or sharing of, such non-cash consideration with CHARAK, on the same basis in terms of percentage and/or in the same proportion (if it were cash consideration) shall have been payable to CHARAK herein, as soon as reasonably practical after receipt by ROCKWELL unless CHARAK and ROCKWELL have agreed in advance, in good faith to the fair market valuation of such consideration in cash, and ROCKWELL compensates CHARAK in cash, within the time lines, or periodically, as may be so agreed in advance, in lieu of the non-cash consideration entitlement of CHARAK. For avoidance of doubt, if an agreement between ROCKWELL and a THIRD PARTY defines “transfer price” to include or subsume a royalty, license fee, lumpsum payment, milestone, or rebate, then such royalty, license fee, lumpsum payment, milestone, or rebate shall be included in the SUBLICENSE INCOME.  However, the SUBLICENSE INCOME does not include any consideration of manufacturing costs or transfer price itself.

D.5      AFFILIATE or a CHARAK AFFILIATE, including but not limited to for example, an individual, corporation, joint-venture, trust, business, association, partnership, sole proprietorship, unincorporated organization, governmental authority, pool, syndicate and the like, including any other juristic person or entity of whatsoever nature; and the term THIRD PARTY shall include such THIRD PARTY’s AFFILIATES.

D.6      “THIRD PARTY” refers to any natural or legal person or entity that is not a RM AFFILIATE or a CHARAK AFFILIATE, including but not limited to for example, an individual, corporation, joint-venture, trust, business, association, partnership, sole proprietorship, unincorporated organization, governmental authority, pool, syndicate and the like, including any other juristic person or entity of whatsoever nature; and the term THIRD PARTY shall include such THIRD PARTY’s AFFILIATES.

D.7      “VALID CLAIM” refers to any claim in an issued and unexpired patent of the CHARAK PATENT RIGHTS worldwide in any territory, that a FDA-approved indication of LICENSED PRODUCT would infringe, but for this AGREEMENT, in accordance with the relevant patent laws related to patent infringement in said territory. Such a claim in the CHARAK PATENT RIGHTS will be presumed valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken in the relevant territory.

AMENDMENT TO RATIFY EXISTING SUB-LICENSES and SUPPLY AGREEMENTS

A.        CHARAK acknowledges the terms of the following agreements that were executed prior to the date of this AMENDMENT:

(a)  Wangbang Biotechnology License and Supply Agreement (“China”)

(b)  Quimica Europea SAC Distribution Agreement (“Peru”)

(c)  Comercializadora BioRenal SpA Distribution Agreement (“Chile”)

(d)  RMC Healthcare Inc. Distribution Agreement (“Canada”)

B.         CHARAK acknowledges and agrees that to the extent that any aspect of the agreements identified in Paragraph 2.1 herein does not comply with the terms of the 2002 Agreement, such non-compliance is not a basis for any past or future alleged breach of the 2002 Agreement.

AMENDMENT TO ARTICLE III  (“CONSIDERATION FOR GRANT”)

Except with regard to the existing agreements in Peru, Chile and Canada, Article III, Paragraphs 3.3 through Paragraph 3.3.6 (incorrectly labeled as 3.2.6) of the 2002 Agreement is hereby deleted and replaced with the following:

3.3       ROCKWELL shall be liable for and shall pay to CHARAK royalties on any NET SALES by ROCKWELL (for clarity it is agreed that RM shall be liable for and shall pay to CHARAK royalties on any NET SALES by

RM AFFILIATES to the extent CHARAK does not receive the same from such AFFILIATE) of LICENSED PRODUCTS, and according the following percentages:

(a)        From the EFFECTIVE DATE until December 31, 2021: ten percent (10%) of NET SALES by ROCKWELL;

(b)        From January 1, 2022 until February 1, 2034: five percent (5%) of NET SALES by ROCKWELL.

3.4       ROCKWELL shall pay to CHARAK an amount equal to twenty five percent (25%) of the SUBLICENSE INCOME from any SUBLICENSEE, worldwide including the US, and on a country-by-country basis, (“SUBLICENSE FEE”) during the TERM of the AGREEMENT.

SUBLICENSE FEE FLOOR: In no event shall such SUBLICENSE FEE be less than two percent (2%) of the NET SALES of the LICENSED PRODUCTS by a SUBLICENSEE in jurisdictions where there exists a VALID CLAIM and one percent (1%) of NET SALES of a SUBLICENSEE in jurisdictions where there exists no VALID CLAIM; on a country-by-country basis.  For avoidance of doubt, SUBLICENSEES NET SALES shall be determined as defined in Paragraph 2.14, regardless of how such term or a similar term is defined in any SUBLICENSE agreement.

FURTHER AGREEMENT

The PARTIES further agree to complete a subsequent Amendment (“Subsequent Amendment”) according ot the following binding terms and consistent with the Commercialization and Technology License Agreement – IV Triferic (“IV License”) executed on even date to the extent that it would not conflict with this AMENDMENT:

(a)        The term of the 2002 Agreement as amended will be until 2034, regardless of “enhancements,” after which ROCKWELL is no longer obligated to pay royalties to sell Licensed Products;

(b)        any terms related to regulatory or commercial diligence by ROCKWELL in the 2002 Agreement cannot be the basis for a future breach; the PARTIES will agree on worldwide commerically reasonable diligence goals to be included in the Subsequent Amendment;

(c)        To the extent the provisions of the 2002 Agreement reflect a reversion of commercialization rights to Charak on a country-by-country basis, those provisions shall be replaced with the commercial diligence goals identified in part (b), immediately above, and CHARAK will not have a reversion of commericalization rights on a country-by-country basis;

(d)        Notice and cure, dispute resolution, and choice of law shall be consistent with the IV License; and

(e)        the ESA sparing patent family (as identified in the IV License) will be included in the definition of the Patent Rights and CHARAK TECHNOLOGY.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT in duplicate originals by their duly authorized officers or representatives.

CHARAK, LLC			ROCKWELL MEDICAL, INC.

By		/s/ Ajay Gupta	By		/s/ Benjamin Wolin
	Name:	Ajay Gupta		Name:	Benjamin Wolin
	Title:	Manager		Title:	Chairman
	Date:	October 7, 2018		Date:	October 8, 2018

DR. AJAY GUPTA

/s/ Ajay Gupta
Date: October 7, 2018